EXHIBIT 99.1

Devon Energy Corporation
20 North Broadway
Oklahoma City, OK 73102-8260
News Release

Investor Contact	Zack Hager	405 552 4526
Media Contact	Chip Minty	405 228 8647
DEVON ENERGY REPORTS RECORD THIRD-QUARTER 2008 NET EARNINGS
OKLAHOMA CITY — November 5, 2008 — Devon Energy Corporation (NYSE:DVN) today reported net earnings for the quarter ended September 30, 2008, of $2.6 billion, or $5.92 per common share ($5.87 per diluted common share). Third-quarter 2008 net earnings were 256 percent greater than Devon’s third-quarter 2007 net earnings of $735 million, or $1.65 per common share ($1.63 per diluted common share). This is the highest quarterly net earnings in the company’s history.
For the nine months ended September 30, 2008, Devon reported net earnings of $4.7 billion, or $10.50 per common share ($10.40 per diluted common share). For the nine months ended September 30, 2007, Devon reported net earnings of $2.3 billion, or $5.13 per common share ($5.07 per diluted common share).
Earnings $3.09 per Share Excluding Items Not Estimated by Analysts
Devon’s third-quarter 2008 reported net earnings of $2.6 billion were affected by certain items securities analysts typically exclude from their published estimates. Excluding these adjusting items, Devon earned $1.4 billion, or $3.09 per diluted common share. The most significant of the adjusting items was a non-cash, unrealized gain on oil and natural gas derivative instruments of $1.8 billion pre-tax ($1.2 billion after tax). This and other adjusting items are discussed in more detail later in this news release.
Third-Quarter Oil and Gas Sales Increase 62 Percent; Production Trimmed by Hurricanes
Sales of oil, natural gas and natural gas liquids from continuing operations was $3.8 billion in the quarter ended September 30, 2008, compared with $2.3 billion in the same period in 2007. This 62 percent increase in sales was attributable to higher natural gas production combined with increased oil, natural gas and natural gas liquids pricing.
Despite reduced production volumes resulting from weather and operational down time, Devon’s third-quarter production increased compared with 2007. Combined oil, natural gas and natural gas liquids production from continuing operations reached 58.6 million oil-equivalent barrels (Boe) in the third quarter of 2008. This was a three percent increase compared with the same quarter in 2007. Devon produced 637 thousand Boe per day in the third quarter of 2008 compared with 618 thousand Boe per day in the third quarter of 2007.
Much of Devon’s U.S. offshore oil and gas production and a portion of its U.S. onshore oil and gas production was curtailed in the month of September as a result of Hurricanes Gustav and Ike. The company estimates that the hurricanes reduced third-quarter 2008 oil and gas production by approximately 1.5 million Boe.

Third-quarter oil production was also curtailed by approximately 400,000 barrels at the ACG field in Azerbaijan. Transportation interruptions and a subsea natural gas leak required the operator to reduce production from the offshore Azeri platforms.
Third-Quarter Operations Highlight U.S., Canada and Brazil
Devon drilled 636 wells in the third quarter of 2008, with an overall success rate of 97 percent. Following are recent operating highlights:
•	Devon’s net production from the Barnett Shale field in north Texas averaged a record 1.1 billion cubic feet of natural gas equivalent per day in the third quarter of 2008. The company expects to exit the year producing approximately 1.2 billion cubic feet equivalent per day from about 3,800 Barnett Shale wells.

•	Devon has completed construction of its Northridge gas processing plant in the Woodford Shale field in eastern Oklahoma. The plant, which commenced operations in early October, can process up to 200 million cubic feet of natural gas per day. Devon is rapidly growing its production from the Woodford Shale and exited the third quarter producing about 50 million cubic feet of natural gas per day from the field.

•	In the third quarter, Devon completed two high-volume natural gas wells in the company’s new Haynesville Lime drilling program in the Carthage area of east Texas. The two 100-percent Devon-owned wells achieved initial production rates of 26 million and 22 million cubic feet of natural gas per day.

•	In the Groesbeck area in east Texas, Devon initiated production on three significant horizontal natural gas wells in the third quarter. Initial daily production from the three wells averaged approximately 17 million cubic feet of gas equivalent per well. Devon owns 100-percent working interests in two of the wells and 96 percent in the third.

•	In Wyoming, Devon’s net production from the Powder River Basin coalbed natural gas field exceeded 100 million cubic feet of gas per day in the third quarter. This was an all-time production record for Devon in the Powder River Basin.

•	In Alberta, oil production from the first phase of Devon’s wholly-owned Jackfish Canadian oil sands project continued to ramp up toward an expected peak rate of 35,000 barrels per day. Jackfish 2 received regulatory approval in September. Combined production from both phases of the project is expected to reach 70,000 barrels of oil per day in 2012.

•	In Brazil, Devon is evaluating the results of a pre-salt exploratory well in the offshore Campos Basin. The well on the Wahoo prospect encountered more than 150 feet of potential net oil pay. Devon has a 25 percent working interest in the prospect.
$3 Billion in African Divestitures To Date
In September, Devon closed the sale of its operations in Côte d’Ivoire for $205 million. The aggregate pre-tax value of the combined African divestitures to date is approximately $3 billion.
In accordance with U.S. accounting standards, the company has classified the assets, liabilities and results of its operations in Africa as discontinued operations for all accounting periods presented in this release. Included in this release is a table of revenues, expenses and production categories and amounts reclassified as discontinued operations for each period presented.
Marketing and Midstream Profit at $169 Million
Marketing and midstream operating profit in the third quarter of 2008 reached $169 million. This was a 28 percent increase compared with the third quarter of 2007. The increase in operating profit reflects higher throughput and higher natural gas and natural gas liquids prices.

Expenses Generally in Line with Expectations
Expenses in most categories were generally in line with expectations in the third quarter of 2008. However, hurricane-related production curtailments led to higher than anticipated unit lease operating expense (LOE). Third-quarter LOE also included $14 million of costs associated with post-hurricane inspections and repairs. On a unit basis, third-quarter LOE was $10.09 per Boe compared with $8.04 per Boe in the third quarter of 2007.
Interest expense in the third quarter of 2008 decreased by 36 percent compared with the third quarter of 2007. The decrease was attributable to lower overall debt balances.
Cash Flow $2.6 Billion; Debt Repayment and Share Repurchases Total $1.3 Billion
Cash flow before balance sheet changes increased 49 percent to $2.6 billion in the third quarter of 2008. Devon funded $2.4 billion of capital expenditures in the third quarter, leaving $265 million of free cash flow. During the third quarter, the company used free cash flow and cash on hand to redeem $983 million of exchangeable debentures.
Also in the third quarter of 2008, Devon repurchased approximately 3.6 million shares of its common stock for approximately $363 million. The company repurchased a total of 6.5 million shares of its common stock in the first nine months of 2008. The company held cash and short-term investments of $1.2 billion at September 30, 2008.
Net debt as a percentage of adjusted capitalization was 13 percent at September 30, 2008. Reconciliations of cash flow before balance sheet changes, free cash flow, net debt and adjusted capitalization, which are non-GAAP measures, are provided in this release.
Accounting for Derivative Instruments
Devon accounts for derivative instruments using mark-to-market accounting. As a result, for each reporting period the company recognizes in earnings the unrealized changes in the fair values of its derivative instruments. An unrealized after-tax gain on oil and natural gas derivative instruments of $1.2 billion resulted from decreases in oil and natural gas prices during the third quarter of 2008. This third-quarter unrealized after-tax gain more than offset unrealized after-tax losses on oil and natural gas derivative instruments recorded in the first two quarters of 2008. The company will record additional unrealized gains or losses on oil and natural gas derivative instruments in the future depending upon the direction of commodity prices.
Items Excluded from Published Earnings Estimates
Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. These items and their effects upon reported earnings for the third quarter of 2008 were as follows:
Items affecting continuing operations-
•	A change in fair value of other financial instruments decreased third-quarter net earnings by $46 million pre-tax ($29 million after tax).

•	An unrealized gain on oil and natural gas derivative financial instruments increased third-quarter net earnings by $1.8 billion pre-tax ($1.2 billion after tax).
Item affecting discontinued operations-
•	Divestitures of assets in Africa resulted in a third-quarter 2008 gain of $79 million pre-tax ($97 million after tax).

The following tables summarize the effects of these items on third-quarter earnings and income taxes.
Summary of Items Typically Excluded by Securities Analysts (in millions)
Quarter Ended September 30, 2008
Continuing Operations

	Pre-tax				After tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Change in fair value of other financial instruments	$(46)	—	(17)	(17)	(29)	—
Unrealized gain on oil and gas derivative financial instruments	1,832	—	659	659	1,173	—

Totals	$1,786	—	642	642	1,144	—

Discontinued Operations	Pre-tax				After tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Gain on sale of West African assets	79	—	(18)	(18)	97	—

Totals	$79	—	(18)	(18)	97	—

In aggregate, these items increased third-quarter 2008 net earnings by $1.2 billion, or $2.80 per common share ($2.78 per diluted share).
Conference Call to be Webcast Today
Devon will discuss its third-quarter 2008 financial and operating results in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast may be accessed from Devon’s internet home page at www.devonenergy.com.
This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.
The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. This release may contain certain terms, such as resource potential, reserve potential, probable reserves, possible reserves and exploration target size. The SEC guidelines strictly prohibit us from including these terms in filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K, File No. 001-32318, available from us at Devon Energy Corporation, Attn. Investor Relations, 20 North Broadway, Oklahoma City, OK 73102. You can also obtain this form from the SEC by calling 1-800-SEC-0330.
Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration and production. Devon is the largest U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION

	Quarter Ended		Nine Months Ended
PRODUCTION (net of royalties)	September 30,		September 30,
Excludes discontinued operations	2008	2007	2008	2007

Total Period Production

Natural Gas (Bcf)
U.S. Onshore	172.1	144.2	486.9	407.8
U.S. Offshore	12.5	19.9	45.0	57.3

Total U.S.	184.6	164.1	531.9	465.1
Canada	53.8	57.9	158.5	170.3
International	0.5	0.5	1.5	1.3

Total Natural Gas	238.9	222.5	691.9	636.7

Oil (MMBbls)
U.S. Onshore	2.6	2.8	8.3	8.4
U.S. Offshore	1.3	2.1	4.9	5.8

Total U.S.	3.9	4.9	13.2	14.2
Canada	5.5	4.2	15.4	11.7
International	2.7	4.3	10.8	15.2

Total Oil	12.1	13.4	39.4	41.1

Natural Gas Liquids (MMBbls)
U.S. Onshore	5.5	5.1	17.1	15.0
U.S. Offshore	0.1	0.2	0.5	0.6

Total U.S.	5.6	5.3	17.6	15.6
Canada	1.0	1.0	3.0	3.2
International	—	—	—	—

Total Natural Gas Liquids	6.6	6.3	20.6	18.8

Oil Equivalent (MMBoe)
U.S. Onshore	36.8	31.9	106.5	91.4
U.S. Offshore	3.5	5.7	12.9	16.0

Total U.S.	40.3	37.6	119.4	107.4
Canada	15.5	14.8	44.8	43.2
International	2.8	4.4	11.1	15.4

Total Oil Equivalent	58.6	56.8	175.3	166.0

Average Daily Production

Natural Gas (MMcf)
U.S. Onshore	1,871.0	1,567.4	1,777.1	1,493.7
U.S. Offshore	135.9	215.8	164.3	210.0

Total U.S.	2,006.9	1,783.2	1,941.4	1,703.7
Canada	584.9	629.5	578.4	623.6
International	5.6	5.4	5.4	4.7

Total Natural Gas	2,597.4	2,418.1	2,525.2	2,332.0

Oil (MBbls)
U.S. Onshore	28.8	30.0	30.2	30.7
U.S. Offshore	13.8	23.3	17.9	21.5

Total U.S.	42.6	53.3	48.1	52.2
Canada	59.3	45.5	56.3	42.9
International	29.7	47.1	39.6	55.5

Total Oil	131.6	145.9	144.0	150.6

Natural Gas Liquids (MBbls)
U.S. Onshore	59.7	55.1	62.4	54.9
U.S. Offshore	1.1	2.9	1.7	2.2

Total U.S.	60.8	58.0	64.1	57.1
Canada	11.2	10.7	10.9	11.6
International	—	—	—	—

Total Natural Gas Liquids	72.0	68.7	75.0	68.7

Oil Equivalent (MBoe)
U.S. Onshore	400.4	346.4	388.8	334.6
U.S. Offshore	37.6	62.1	46.9	58.6

Total U.S.	438.0	408.5	435.7	393.2
Canada	168.0	161.2	163.6	158.4
International	30.6	48.0	40.5	56.3

Total Oil Equivalent	636.6	617.7	639.8	607.9

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
BENCHMARK PRICES
(average prices)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Natural Gas ($/Mcf) – Henry Hub	$10.25	$6.16	$9.74	$6.83
Oil ($/Bbl) – West Texas Intermediate (Cushing)	$118.52	$75.21	$113.49	$66.21

REALIZED PRICES
(Excludes the effects of unrealized gains and losses from hedging)
Quarter Ended September 30, 2008

	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$116.26	$8.48	$51.24	$55.65
U.S. Offshore	$123.78	$11.05	$65.35	$87.42
Total U.S.	$118.70	$8.66	$51.50	$58.38
Canada	$92.98	$9.36	$72.19	$70.24
International	$117.97	$10.72	$—	$116.35

Realized price without hedges	$106.95	$8.82	$54.72	$64.29
Cash settlements	$(0.01)	$(1.01)	$—	$(4.10)

Realized price, including cash settlements	$106.94	$7.81	$54.72	$60.19

Quarter Ended September 30, 2007

	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$69.95	$5.07	$36.77	$34.85
U.S. Offshore	$77.36	$6.43	$36.92	$53.04
Total U.S.	$73.19	$5.23	$36.78	$37.62
Canada	$53.40	$5.40	$46.77	$39.28
International	$74.43	$6.61	$—	$73.77

Realized price without hedges	$67.41	$5.28	$38.34	$40.86
Cash settlements	$—	$0.06	$—	$0.24

Realized price, including cash settlements	$67.41	$5.34	$38.34	$41.10

Nine Months Ended September 30, 2008

	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$110.07	$8.34	$48.81	$54.51
U.S. Offshore	$115.12	$10.25	$54.80	$81.65
Total U.S.	$111.94	$8.50	$48.96	$57.43
Canada	$87.28	$8.90	$70.00	$66.16
International	$108.73	$9.95	$—	$107.63

Realized price without hedges	$101.42	$8.60	$52.03	$62.84
Cash settlements	$—	$(0.80)	$—	$(3.15)

Realized price, including cash settlements	$101.42	$7.80	$52.03	$59.69

Nine Months Ended September 30, 2007

	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$60.60	$5.69	$32.65	$36.35
U.S. Offshore	$66.45	$7.14	$33.39	$51.12
Total U.S.	$63.01	$5.87	$32.68	$38.55
Canada	$48.01	$6.16	$42.36	$40.33
International	$66.10	$5.73	$—	$65.66

Realized price without hedges	$59.88	$5.95	$34.31	$41.52
Cash settlements	$—	$0.05	$—	$0.19

Realized price, including cash settlements	$59.88	$6.00	$34.31	$41.71

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

	Quarter Ended		Nine Months Ended
CONSOLIDATED STATEMENTS OF OPERATIONS	September 30,		September 30,
(in millions, except per share amounts)	2008	2007	2008	2007

Revenues

Oil sales	$1,296	$905	$4,001	$2,461
Gas sales	2,107	1,175	5,947	3,787
NGL sales	362	242	1,069	643
Net gain (loss) on oil and gas derivative financial instruments	1,592	7	(411)	1
Marketing and midstream revenues	621	434	1,895	1,273

Total revenues	5,978	2,763	12,501	8,165

Expenses and other income, net

Lease operating expenses	591	457	1,634	1,326
Production taxes	152	85	462	255
Marketing and midstream operating costs and expenses	452	301	1,349	912
Depreciation, depletion and amortization of oil and gas properties	781	705	2,280	1,937
Depreciation and amortization of non-oil and gas properties	67	51	186	146
Accretion of asset retirement obligation	22	19	66	55
General and administrative expenses	146	126	474	358
Interest expense	69	108	261	325
Change in fair value of other financial instruments	46	(22)	22	(31)
Other income, net	(83)	(28)	(121)	(71)

Total expenses and other income, net	2,243	1,802	6,613	5,212

Earnings from continuing operations before income tax expense	3,735	961	5,888	2,953

Income tax expense

Current	226	96	743	459
Deferred	1,000	221	1,391	452

Total income tax expense	1,226	317	2,134	911

Earnings from continuing operations	2,509	644	3,754	2,042

Discontinued operations

Earnings from discontinued operations before income tax expense	93	177	1,133	442
Income tax (benefit) expense	(16)	86	219	194

Earnings from discontinued operations	109	91	914	248

Net earnings	2,618	735	4,668	2,290
Preferred stock dividends	—	2	5	7

Net earnings applicable to common stockholders	2,618	$733	$4,663	$2,283

Basic net earnings per share
Earnings from continuing operations	$5.67	$1.45	$8.44	$4.57
Earnings from discontinued operations	$0.25	$0.20	$2.06	$0.56

Net earnings	$5.92	$1.65	$10.50	$5.13

Diluted net earnings per share
Earnings from continuing operations	$5.63	$1.43	$8.36	$4.52
Earnings from discontinued operations	$0.24	$0.20	$2.04	$0.55

Net earnings	$5.87	$1.63	$10.40	$5.07

Weighted average common shares outstanding
Basic	442	445	444	445
Diluted	446	450	448	450

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(in millions)	2008	2007

Assets		(Audited)

Current assets

Cash and cash equivalents	$1,193	$1,364
Short-term investments, at fair value	1	372
Accounts receivable	1,710	1,779
Current assets held for sale	88	120
Other current assets, including $142 million at fair value in 2008	427	279

Total current assets	3,419	3,914

Property and equipment, at cost, based on the full cost method of accounting for oil and gas properties ($4,073 and $3,417 excluded from amortization in 2008 and 2007, respectively)	53,750	48,473
Less accumulated depreciation, depletion and amortization	22,300	20,394

Net property and equipment	31,450	28,079

Investment in Chevron Corporation common stock, at fair value	1,170	1,324
Goodwill	5,966	6,172
Long-term assets held for sale	19	1,512
Other long-term assets, including $158 million at fair value in 2008	631	455

Total Assets	$42,655	$41,456

Liabilities and Stockholders’ Equity

Current liabilities

Accounts payable — trade	$1,559	$1,360
Revenues and royalties due to others	775	578
Income taxes payable	188	97
Short-term debt	—	1,004
Current portion of asset retirement obligation, at fair value	115	82
Current liabilities associated with assets held for sale	12	145
Accrued expenses and other current liabilities	410	391

Total current liabilities	3,059	3,657

Debentures exchangeable into shares of Chevron Corporation common stock	—	641
Other long-term debt	4,837	6,283
Derivative financial instruments, at fair value	—	488
Asset retirement obligation, at fair value	1,456	1,236
Long-term liabilities associated with assets held for sale	1	404
Other long-term liabilities	833	699
Deferred income taxes	7,179	6,042

Stockholders’ equity

Preferred stock	—	1
Common stock	44	44
Additional paid-in capital	6,219	6,743
Retained earnings	17,265	12,813
Accumulated other comprehensive income	1,762	2,405

Total Stockholders’ Equity	25,290	22,006

Total Liabilities and Stockholders’ Equity	$42,655	$41,456

Common Shares Outstanding	441	444

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
(in millions)	2008	2007

Cash Flows From Operating Activities

Net earnings	$4,668	$2,290
Earnings from discontinued operations, net of tax	(914)	(248)
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation, depletion and amortization	2,466	2,083
Deferred income tax expense	1,391	452
Net unrealized (gain) loss on oil and gas derivative financial instruments	(140)	30
Other noncash charges	217	94
(Increase) decrease in assets:
Accounts receivable	32	(12)
Other current assets	(85)	(65)
Other long-term assets	(63)	(53)
Increase (decrease) in liabilities:
Accounts payable	223	113
Revenues and royalties due to others	278	(2)
Income taxes payable	36	139
Other current liabilities	(124)	(78)
Other long-term liabilities	94	(4)

Cash provided by operating activities — continuing operations	8,079	4,739
Cash provided by operating activities — discontinued operations	102	370

Net cash provided by operating activities	8,181	5,109

Cash Flows From Investing Activities

Proceeds from sales of property and equipment	116	39
Capital expenditures	(6,179)	(4,477)
Purchases of short-term investments	(50)	(659)
Redemptions of short-term and long-term investments	297	892

Cash used in investing activities — continuing operations	(5,816)	(4,205)
Cash provided by (used in) investing activities — discontinued operations	1,854	(153)

Net cash used in investing activities	(3,962)	(4,358)

Cash Flows From Financing Activities

Credit facility repayments	(3,191)	—
Credit facility borrowings	1,741	400
Net commercial paper repayments	(1,004)	(129)
Principal payments on debt	(1,031)	(166)
Preferred stock redemption	(150)	—
Proceeds from stock option exercises	109	71
Repurchases of common stock	(665)	(133)
Dividends paid on common and preferred stock	(216)	(193)
Excess tax benefits related to share-based compensation	58	20

Net cash used in financing activities	(4,349)	(130)

Effect of exchange rate changes on cash	(47)	44

Net (decrease) increase in cash and cash equivalents	(177)	665
Cash and cash equivalents at beginning of period (including assets held for sale)	1,373	756

Cash and cash equivalents at end of period (including assets held for sale)	$1,196	$1,421

Supplementary cash flow data:
Interest paid (net of capitalized interest)	$298	$226
Income taxes paid — continuing and discontinued operations	$1,162	$293

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
DRILLING ACTIVITY

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Exploration Wells Drilled

U.S.	4	5	21	32
Canada	18	19	76	83
International	—	—	7	1

Total	22	24	104	116

Exploration Wells Success Rate

U.S.	75%	60%	71%	78%
Canada	94%	100%	95%	96%
International	—	—	0%	0%

Total	91%	92%	84%	91%

Development Wells Drilled

U.S.	430	422	1,207	1,046
Canada	171	139	430	445
International	13	14	35	23

Total	614	575	1,672	1,514

Development Wells Success Rate

U.S.	98%	98%	98%	98%
Canada	98%	100%	99%	100%
International	92%	100%	91%	100%

Total	98%	98%	98%	98%

Total Wells Drilled

U.S.	434	427	1,228	1,078
Canada	189	158	506	528
International	13	14	42	24

Total	636	599	1,776	1,630

Total Wells Success Rate

U.S.	97%	97%	98%	97%
Canada	98%	100%	99%	99%
International	92%	100%	76%	96%

Total	97%	98%	97%	98%

	September 30,
	2008	2007

Number of Company Operated Rigs Running

U.S.	92	76
Canada	12	12
International	2	1

Total	106	89

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CAPITAL EXPENDITURES (in millions)
Quarter Ended September 30, 2008

	U.S. Onshore	U.S. Offshore	Canada	International	Total

Capital Expenditures

Exploration	$247	136	268	59	$710
Development	1,024	61	207	54	1,346

Exploration and development capital	$1,271	197	475	113	$2,056
Capitalized G&A					99
Capitalized interest					28
Discontinued operations					7
Midstream capital					110
Other capital					64

Total Capital Expenditures					$2,364

CAPITAL EXPENDITURES (in millions)
Nine Months Ended September 30, 2008

	U.S. Onshore	U.S. Offshore	Canada	International	Total

Capital Expenditures

Exploration	$428	540	451	201	$1,620
Development	2,845	261	640	169	3,915

Exploration and development capital	$3,273	801	1,091	370	$5,535
Capitalized G&A					298
Capitalized interest					70
Discontinued operations					30
Midstream capital					308
Other capital					110

Total Capital Expenditures					$6,351

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
PRODUCTION FROM DISCONTINUED OPERATIONS

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Production from Discontinued Operations

Oil (MMBbls)	0.0	2.6	3.2	8.9
Natural Gas (Bcf)	0.4	1.2	2.6	3.8

Total Oil Equivalent (MMBoe)	0.1	2.9	3.6	9.6

STATEMENTS OF DISCONTINUED OPERATIONS

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2008	2007	2008	2007

Revenues

Oil sales	$5	$196	$323	$571
Gas sales	2	4	11	12
Marketing and midstream revenues	10	6	15	13

Total revenues	17	206	349	596

Expenses and other income, net

Lease operating expenses	1	20	25	59
Marketing and midstream operating costs and expenses	2	2	5	5
Depreciation, depletion and amortization of oil and gas properties	—	2	—	20
Accretion of asset retirement obligation	—	1	1	3
Gain on sale of oil and gas properties	(79)	—	(815)	—
Reduction of carrying value of assets held for sale	—	4	—	67

Total expenses and other income, net	(76)	29	(784)	154

Earnings before income tax expense	93	177	1,133	442

Income tax expense (benefit)

Current	2	69	643	184
Deferred	(18)	17	(424)	10

Total income tax expense (benefit)	(16)	86	219	194

Earnings from discontinued operations	$109	$91	$914	$248

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
NON-GAAP FINANCIAL MEASURES
The United States Securities and Exchange Commission has adopted disclosure requirements for public companies such as Devon concerning Non-GAAP financial measures. (GAAP refers to generally accepted accounting principles.) The company must reconcile the Non-GAAP financial measure to related GAAP information.
Cash flow before balance sheet changes and free cash flow are Non-GAAP financial measures. Devon believes cash flow before balance sheet changes is relevant because it is a measure of cash available to fund the company’s capital expenditures, dividends and to service its debt. Devon believes free cash flow is relevant because it is a measure of cash available to pay dividends, service debt or buyback stock. Cash flow before balance sheet changes and free cash flow are used by certain securities analysts as a measure of Devon’s financial results.
RECONCILIATION TO GAAP INFORMATION

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2008	2007	2008	2007

Net Cash Provided By Operating Activities (GAAP)	$2,995	$1,760	$8,181	$5,109

Changes in assets and liabilities — continuing operations	(393)	65	(391)	(37)
Changes in assets and liabilities — discontinued operations	27	(59)	88	(23)

Cash flow before balance sheet changes (Non-GAAP)	$2,629	$1,766	$7,878	$5,049

Less:
Capital expenditures	2,364	1,618	6,351	4,624

Free cash flow (Non-GAAP)	$265	$148	$1,527	$425

Devon believes that using net debt for the calculation of “net debt to adjusted capitalization” provides a better measure than using debt. Devon defines net debt as debt less cash and short-term investments. Devon believes that because cash and short-term investments can be used to repay indebtedness, netting cash and short-term investments against debt provides a clearer picture of the future demands on cash to repay debt.
RECONCILIATION TO GAAP INFORMATION

	September 30,
(in millions)	2008	2007

Total debt (GAAP)	$4,837	$7,949
Adjustments:
Cash and short-term investments	1,194	1,733

Net Debt (Non-GAAP)	$3,643	$6,216

Total debt	$4,837	$7,949
Stockholders’ equity	25,290	20,832

Total Capitalization (GAAP)	$30,127	$28,781

Net debt	$3,643	$6,216
Stockholders’ equity	25,290	20,832

Adjusted Capitalization (Non-GAAP)	$28,933	$27,048